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                                                                    EXHIBIT 10F

                              LEASE AMENDMENT NO. 2


      This Amendment to Lease Agreement is by and between WOODBURN HOLDING LIMITED PARTNERSHIP II, a Florida limited partnership ("Landlord") and GEORGE MASON BANKSHARES, INC. ("Tenant").

                               STATEMENT OF FACTS

      A. On January 15, 1988, Tenant and Landlord entered into a certain Lease Agreement for premises known as Suite 120 in the medical building located at 3289 Woodburn Road, Annandale, Virginia, as amended by an Addendum to Lease dated January 15, 1988 (the "Lease").

      B. Landlord is a successor in title to Centennial Woodburn II Associates Limited Partnership.

      C. Landlord and Tenant have agreed to extend the term of the Lease on the terms and conditions more fully set forth in this Amendment.

      NOW, THEREFORE, in consideration of the covenants herein contained, the receipt and sufficiency of which is hereby acknowledged,

                                  IT IS AGREED:

      1. Term. The Lease Term is hereby extended for an additional period of ten
(10) years, commencing on September 1, 1996, and terminating on August 31, 2006 ("Extension Period"), unless sooner terminated in accordance with the terms of the Lease.

      2. Annual Base Rent During Extension Period. The Annual Base Rent due and payable during the Extension Period shall be Fifty-One Thousand Four Hundred Eighty and no/100 Dollars ($51,480.00), calculated on the basis of Twenty-Six and no/100 Dollars ($26.00) per square foot, which amount is subject to adjustment pursuant to Section 4.2 of the Lease.

      3. Operating Charges Per Square Foot Base Rate. Section 1.1(c) of the Lease is hereby amended as follows: "The Basic Operating Charges Per Square Foot Base Amount" during the Extension Period shall be an amount equal to the actual expenses incurred for the Building during the twelve (12) months prior to the Extension Period.

      4. Tenant Area Janitorial Charges Per Square Foot Base Amount. Section 1.1(n) of the Lease is hereby amended as follows: "The Tenant Area Janitorial Charges Per Square Foot Base Amount" during the Extension Period shall be an amount equal to the actual janitorial charges incurred for the Building during the twelve (12) months prior to the Extension Period.

      5. Option To Renew. Landlord and Tenant acknowledge that Tenant has exercised its renewal option as provided in Paragraph 5 of the Addendum to Lease dated January 15, 1988, which is of no further force and effect. Landlord hereby grants to Tenant the Option To Renew this Lease as follows:

           "Section 3.6 Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for two (2) five-year terms (the "Renewal Term(s)"). If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the then current Lease term. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

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           (a) Tenant shall exercise its right of renewal with respect to the
Renewal Term by giving Landlord written notice of such election not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the then current Lease term. The parties shall have thirty (30) days after Landlord's timely receipt of such notice in which to agree on the annual base rent, escalation factor and additional rent which shall be payable during each year of the Renewal Term. Among the factors to be considered by the parties during such negotiations shall be the general office rental market in Fairfax County, Virginia, the rental rates then being quoted by Landlord to comparable tenants for comparable space in the Building, and the rents being charged similar tenants for similar office space in multi-tenanted, multi-story, medical buildings. In no event, however, shall Landlord be under any obligation to agree to an annual base rent, escalation factor or additional rent for the Renewal Term which is less than the annual base rent, escalation factor or additional rent in effect under this Lease during the Lease Year immediately preceding the commencement of the Renewal Tem. If during such thirty (30) day period the parties agree on such annual base rent, escalation factor and additional rent payable during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such annual base rent, escalation factor and additional rent payable, then Tenant's rights with respect to the Renewal Term shall lapse and be of no further force or effect.

           (b) If Tenant's renewal notice is not given timely, then Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect.

           (c) If Tenant is in default under this Lease on the date Tenant sends a renewal notice or any time thereafter until the Renewal Term is to commence, then, at Landlord's election, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then current Lease term.

           (d) Tenant's right of renewal under this Section may be exercised only by Tenant and shall not be exercised by any transferee, sublessee or assignee of Tenant."

      6. General Provisions. Section 25.6 of the Lease is hereby amended as follows:

           All notices or other required communications shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

           If to Landlord:        Realty Management Company
                                  3 Bethesda Metro Center
                                  Suite 600
                                  Bethesda, Maryland 20814

           With a copy to:        WLD Enterprises, Inc.
                                  One East Broward Boulevard
                                  Suite 1101
                                  Ft. Lauderdale, Florida 33301

           If to Tenant:          at the Tenant address for Notices

           Either party may change its address for the giving of notices or provide for additional copies of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to

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such holder, and no such notice shall be considered duly sent unless such copy is sent to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall send such holder notice specifying the breach and permit such holder a reasonable opportunity to cure the breach.

      7. Managing Agent. Tenant is hereby notified that the Landlord has appointed Realty Management Company, 3 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814, as its Managing Agent. The Landlord has authorized said Managing Agent to act for, and in the name of, the Landlord, for any and all purposes under this Lease, and Tenant shall direct any and all notices and inquiries of any kind whatsoever pursuant to and regarding this Lease to said Managing Agent. The Landlord reserves the right to substitute any other person, firm or corporation for said Managing Agent, upon written notice thereof by the Landlord to Tenant. Tenant hereby acknowledges the authority of any such Managing Agent to act for, and in the name of, the Landlord for any and all purposes under this Lease, and Tenant shall direct any and all notices and inquires of any kind whatsoever pursuant to or regarding this Lease to said Managing Agent.

      8. Broker. Landlord and Tenant recognize CB Commercial as the only broker involved with this transaction.

      9. Conflict. In the event of any conflict between the provisions of this Amendment to Lease Agreement and the provisions of the Lease, the provisions of this Amendment to Lease Agreement shall govern.

      10. Survival. As modified herein, the Lease is hereby ratified and shall remain in full force and effect.

      Signed this 30 day of October, 1996.


ATTEST:                                LANDLORD:

                                       WOODBURN HOLDING LIMITED
                                       PARTNERSHIP II, a Florida
                                       limited partnership

                                       BY: Woodburn Holding Corp. II,
                                           a Florida corporation
                                           Its Sole General Partner

-----------------------------          By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:
                                            -----------------------------------

WITNESS:                               TENANT:  GEORGE MASON BANKSHARES, INC.


/s/ GLENN E. KINARD                    By: /s/ KEVIN F. DECOSTE
-----------------------------             -------------------------------------
                                               Kevin F. DeCoste

                                       Title: Executive vice President
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                                       Date: October 30, 1996
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